UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 14, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.57 ASSET PURCHASE AGREEMENT, DATED MAY 22,2008
EX-10.58 SECOND AMENDMENT, DATED MAY 22,2008, TO EMPLOYMENT AGREEMENT
EX-99.1 PRESS RELEASE OF MEDAVANT DATED MAY 23,2008

Item 1.01 Entry into a Material Definitive Agreement.
          On May 22, 2008, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions, a Florida corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which the Company agreed to sell its laboratory communications services business (the “Lab Business”) to a subsidiary of ETSec., Inc., a Delaware corporation (“ETSec”), for $2.1 million in cash. Proceeds at closing will be $2.1 million, subject to certain adjustments at closing. The transaction is expected to close by the end of June 2008, subject to any required regulatory approvals and customary closing conditions.
          The transaction is structured as a sale of all of the assets of the Lab Business, other than certain excluded assets, including, without limitation, the right to use of the names “MedAvant” and “ProxyMed” in connection with the Lab Business. However, ETSec will be permitted to use the name “MedAvant Lab Solutions” in connection with the Lab Business, for a limited period of ninety (90) days following closing, upon the execution of a transition services agreement by the Company and ETSec. In addition, ETSec has agreed to assume certain of the Company’s liabilities associated with the Lab Business, including the Company’s obligations under customer contracts and other contracts entered into in connection with the Lab Business. The Company shall retain all other liabilities associated with the Lab Business, including, without limitation, any indebtedness of the Company incurred in connection with operation of the Lab Business prior to closing, and the Lab Business facility lease obligations in the aggregate amount of up to $1.3 million.
          The parties to the Agreement have made customary representations, warranties and covenants, including, without limitation, that the Company will (i) conduct the Lab Business in the normal course of business in the same manner as it has previously operated the Lab Business during the interim period between the execution of the Agreement and the closing of the transactions contemplated thereby; and (ii) not enter into certain contracts or agreements related to the operations of the Lab Business without the prior written consent of ETSec, which contracts or agreements are to be performed after the closing and are not in the normal course of business. The Agreement also contains post-closing indemnification obligations for, among other matters, breaches of representations or warranties.
          There are representations and warranties contained in the Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Therefore, you should not rely on the representations and warranties contained in the Agreement as statements of factual information.
          The Agreement is being filed as Exhibit 10.57 to this Current Report on Form 8-K and is incorporated herein by reference. The forgoing summary of the terms and conditions of the Agreement is qualified in its entirety by reference to such Exhibit.
          On May 23, 2008, the Company issued a press release announcing that it had entered into the Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 22, 2008, the Company entered into the Second Amendment (the “Amendment”) to that certain Employment Agreement, dated March 29, 2001, by and between the Company and Lonnie Hardin (the Company’s President and Chief Operating Officer), as amended on March 8, 2005 (the “Employment Agreement”). The Amendment, a copy of which is filed herewith as Exhibit 10.58, sets forth, among other things, certain changes to the severance benefits due to Mr. Hardin upon a constructive termination following a change of control in the Company, or a termination in anticipation of, or following, a change in control of the Company, each as defined in the Amendment. Upon such a constructive termination following a change of control of the Company, or a termination in anticipation of, or following, a change in control of the Company, if Mr. Hardin executes a full and complete release of any and all claims against the Company in a form satisfactory to the Company, Mr. Hardin shall receive: (i) twelve (12) months of his base salary as of the date of termination; plus (ii) any and all accrued paid time off not already taken; plus (iii) a pro rata portion of any bonus that would have been paid to Mr. Hardin under any bonus plan of the Company; plus (iv) the vesting of any and all unvested options as of the effective date of the change of control of the Company. In addition, pursuant to the Amendment, Mr. Hardin shall no longer be subject to the non-competition covenant originally set forth in the Employment Agreement and such non-competition covenant shall be deleted in its entirety from the Employment Agreement and shall no longer be of any further force or effect.
Item 8.01 Other Events.
     On May 14, 2008, the Company received notice from its senior secured lender, Laurus Master Fund, Ltd. (“Laurus”), that a cross-default had occurred under the Security and Purchase Agreement, dated December 7, 2005, by and between the Company and Laurus, as amended to date (the “Loan Agreement”), and the related revolving credit facility. The cross-default under the Loan Agreement and related revolving credit facility occurred upon the Company’s failure to pay interest in the amount of $131,370 on subordinated 4% convertible promissory notes issued to the former shareholders of MedUnite (the “MedUnite Notes”), as part of the consideration paid in the Company’s acquisition of MedUnite, which interest was due and payable on April 1, 2008, subject to a thirty (30) grace period. In addition, Laurus notified the Company that it was taking no immediate action with respect to this cross- default but would reserve all rights and remedies available to Laurus under the Loan Agreement.
     The Company’s failure to pay the interest on the MedUnite Notes due and payable on April 1, 2008, subject to the thirty (30) day grace period, constitutes a separate event of default under the MedUnite Notes. This event of default under the MedUnite Notes was previously disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2008, as amended by the Company’s Form 10-Q/A filed with the SEC on May 20, 2008.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.57	Asset Purchase Agreement, dated May 22, 2008, by and among ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions, ET Labs, Inc. and ETSec., Inc.
10.58	Second Amendment, dated May 22, 2008, to Employment Agreement, dated March 29, 2001, by and between ProxyMed, Inc. and Lonnie W. Hardin.
99.1	Press Release of MedAvant dated May 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: May 29, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer